Form S-1 Appendix

Law Office of Gang Zhou, Esq.
Attorney and Counselor at Law
277 Broadway, Suite 1005, New York, NY 10007
Tel. (212) 406-0108
New York & New Jersey
U.S. Courts of Appeals (1st, 2nd, 3rd, 4th, 5th, 6th, 7th, 8th, 9th, and 11th Circuits)
September 20, 2016

Attn: Ms. Liuyan Li, Chairwoman
Board of Directors
Achison Inc.
3906 Main Street, 207
Flushing, NY11354

Re: Legal Opinion
As Exhibit to Form S-1 As
Registration Statement for Achison Inc
Under the Securities Act of 1933
Registrant: Achison Inc
Filed on: May 2, 2016
File No.:(333-211051)

Ladies and Gentlemen:

I have been retained as outside counsel by Achison Inc., a New York corporation ("Company") to provide a legal opinion as an exhibit to the Company's Registration Statement on Form S-1 ("Registration Statement") as already filed with the U.S. Securities and Exchange Commission ("SEC" or "Commission") under the Securities Act of 1933, as amended ("Act"), with respect to 99,900,000,000 shares of Class A Common Shares of the Company, par value $0.0000001 per share ("Registered Securities").

In the course of rendering this legal opinion, I have examined originals or copies, certified of otherwise identified to my satisfaction, of: (i) the Company's Registration Statement in Form S-1; (ii) the Prospectus included in the Registration Statement; and (iii) such corporate documents and records of the Company and such other instruments, certificates and documents as I have deemed necessary or appropriate as a basis for the opinions hereinafter expressed, including but not limited to (a) The Certificate of Incorporation, as amended; (b) Online Filing Receipt of Achison Inc. as issued by the Department of State of the State of New York; (c) Articles of Bylaws; (d) the Meeting Record of the Board dated February 16, 2016; and (e) Directors' Affirmation dated September 16, 2016.

During my examinations thereof, I have assumed the authenticity of all documents submitted to me as originals, the conformity to original documents of all documents, submitted to me as copies or drafts of documents to be executed, the genuineness of all signatures and the legal competence or capacity of persons or entities to complete the execution of documents.

I am rendering this legal opinion solely in order to satisfy the requirements of Item 601(b)(5) of Regulation S-K under the Act. In doing so, I express no other opinions herein, nor should my legal opinion be inferred to as to any matter pertaining to the contents of the Company's Registration Statement or related Prospectus of the Company ("Prospectus"), other than as expressly stated herein with respect to the issuance of the Registered Securities.

As to various questions of fact which are material to the opinions hereinafter expressed, I have relied upon statements or certificates of public officials, directors of the Company and others as to factual matters without having independently verified such factual matters.

I have further assumed for the purpose of this legal opinion that none of (i) the execution, delivery and performance of any of these documents; (ii) the terms of any of the Registered Securities to be established after the date hereof; (iii) the issuance and delivery of such Registered Securities; or (iv) the compliance by the Company with the terms of such Registered Securities will (a) violate any applicable law, rule or regulation to which the Company is then subject or the Company's Certificate of Incorporation, and any amendment thereto, as filed with the Department of State of the State of New York, as amended from time to time ("Certificate") or its Articles of Bylaws then in effect; (b) result in a breach of or default under any instrument or agreement then binding upon the Company or any of its properties; or (c) violate, or cause the Company not to comply with, any consent, approval, license, authorization, restriction or requirement imposed by, or any filing, recording or registration with, any court or governmental body having jurisdiction over the Company.

I have also assumed for the purpose of this legal opinion that (i) the Company's Registration Statement and any amendments thereto will have become effective upon approval by SEC under the Act (and such effectiveness shall not have been terminated or rescinded) and comply with all applicable laws at the time the Registered Securities are offered and issued as contemplated by the Registration Statement, Prospectus and applicable Prospectus Supplement; (ii) an appropriate Prospectus Supplement relating to the Registered Securities offered thereby will have been prepared and filed with the Commission in compliance with the Act and will comply with all applicable laws at the time the Registered Securities are offered and issued as contemplated by the Registration Statement, Prospectus and such Prospectus Supplement; (iii) prior to any offering and sale of the Registered Securities, the Company's Board of Directors, including any appropriate committee(s) thereof, will take all appropriate corporate action necessary to duly authorize the price at which the Registered Securities are to be issued and sold; (iv) the terms of the Registered Securities will conform to the descriptions thereof in the Registration Statement, Prospectus, or applicable Prospectus Supplement and the corporate action of the Company authorizing the issuance and sale of such Registered Securities; (v) all Registered Securities will be issued and sold in compliance with the applicable provisions of the Act and the securities or blue sky laws of the State of New York, and in the manner stated in the Registration Statement, Prospectus and applicable Prospectus Supplement; (vi) the Registrant has received the required consideration for the Registered Securities; and (vii) the number of shares of Class A Common Shares offered pursuant to the Registration Statement, Prospectus and applicable Prospectus Supplement does not exceed, at the time of issuance of such Registered Securities, the authorized but un-issued shares of Class A Common Shares of the Company.

In consideration and subject to the foregoing, and in further consideration of any and all such other legal considerations which I deem relevant, I am of the legal opinion that as of the date hereof, the Registered Securities will be, when sold pursuant to the Prospectus, validly issued, fully paid and nonassessable.

My foregoing legal opinion is subject to (i) the effect of any bankruptcy, insolvency, reorganization, moratorium or similar laws and principles affecting creditors' rights generally (including, without limitation, fraudulent transfer or fraudulent conveyance laws); and (ii) the effect of general principles of equity (including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing) and the availability of equitable remedies (including, without limitation, specific performance and equitable relief), regardless of whether considered in a proceeding in equity or at law.

No legal opinion is expressed herein by the undersigned as to any provision (i) which could be construed as a penalty or forfeiture; (ii) indemnifying a party against liability for its own wrongful or negligent acts or otherwise in cases where indemnification or contribution could be considered contrary to public policy (including, without limitation, under federal and state securities laws and regulations as interpreted by applicable governmental authorities); (iii) exculpating another party from liability or waiving defenses or other rights; (iv) to the effect that terms of a document may not be waived or modified except in writing; (v) regarding the recovery of attorneys' fees for a person who is not the prevailing party in a final proceeding; (vi) imposing a payment obligation with respect to the Company's obligations; or (vii) whereby a party purports to ratify acts in advance of the occurrence of such acts.

No legal opinion is expressed either by the undersigned herein with reference to the validity or enforceability of (i) any provision allowing any party to exercise any remedial rights without notice to the Company; (ii) any waiver of demand by the Company or any waiver of any rights or any defense which as a matter of law or public policy cannot be waived; (iii) any provision purporting to establish evidentiary standards or to make determinations conclusive or powers absolute; (iv) any provision which purports to establish the subject matter jurisdiction of the United States District Court to adjudicate any controversy; (v) any provision which purports to entitle any person or entity to specific performance of any provision of such document; (vi) any provision that requires a person or entity to cause another person or entity to take or to refrain from taking action under circumstances in which such person or entity does not control such other person or entity; (vii) any provision which purports to transfer rights under a contract the transfer of which is prohibited or restricted (by a requirement of consent or otherwise) by the contract or by law; (viii) any provision which purports to prohibit or restrict a transfer of rights; (ix) any provision to the extent that it requires that a claim with respect to a security denominated in other than U.S. dollars (or a judgment in respect of such a claim) be converted into U.S. dollars at a rate of exchange at a particular date, to the extent applicable law otherwise provides; (x) the effectiveness of service of process by mail in any suit, action or proceeding of any nature; (xi) any provision insofar as it purports to effect a choice of governing law or choice of forum for the adjudication of disputes; (xii) a or (xiii) any provision providing for arbitration of disputes to the extent that arbitration of a particular dispute would be against public policy. Nor is any opinion expressed as to the acceptance by a federal or any state court, as applicable, of jurisdiction of a dispute arising under any of the documents referenced herein.

No legal opinion is expressed herein by the undersigned as to the validity or enforceability of any provision that (i) waives (a) vague or broadly stated rights, (b) future rights, (c) the benefits of statutory, regulatory or constitutional rights, unless and to the extent that the statute, regulation or constitution expressly allows waiver, (d) unknown future defenses, or (e) rights to damages; (ii) states that rights or remedies are not exclusive, that every right or remedy is cumulative and may be exercised in addition to any other right or remedy, that the election of some particular remedy does not preclude recourse to one or more others or that the failure to exercise or delay in exercising rights or remedies will not operate as a waiver of any such right or remedy; (iii) grants set-off rights; (iv) imposes penalties, forfeitures, late payment charges or an increase in interest rate upon delinquency in payment or the occurrence of a default; (v) appoints one party as an attorney-in-fact for an adverse party; (vi) states that time is of the essence; or (vii) requires that waivers or amendments must be in writing in so far as it suggests that oral or other modifications, amendments or waivers could not be effectively agreed upon by the parties or that the doctrine of promissory estoppel might not apply.

I do not herein give any opinion with respect to the laws of any jurisdiction other than the general laws of the United States of America, the federal securities laws, the laws of the State of New York.

This opinion is given as of the effective date of the Registration Statement, and I assume no obligation to update or supplement the opinions contained herein to reflect any facts or circumstances which may hereafter come to my attention or any changes in laws which may hereafter occur.

This legal opinion has been prepared for the Company's benefit as an exhibit to the Company's Registration Statement already filed with SEC and may be relied upon by you and by persons entitled to rely upon the same pursuant to the applicable provisions of the Act solely for such purpose.

I hereby give my consent to the filing of this legal opinion as exhibit to the Company's Registration Statement on Form S-1 and further give my consent to the reference to the undersigned in the Prospectus under the heading "Interests of Named Experts and Counsel - Legal Matters." In giving such consent, I do not admit that I am in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

Very truly yours,

GANG ZHOU
GANG ZHOU, ESQ.
New York Registration No. 2878767